UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2017 (January 20, 2017)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Settlement Discussions with SunEdison, Inc.

As previously disclosed, TerraForm Power, Inc. (the “Company”) has been engaged in settlement discussions with SunEdison, Inc. (“SunEdison”) to resolve, among other matters, intercompany claims in connection with the Chapter 11 bankruptcy case of SunEdison and certain of its affiliates (the “SunEdison Bankruptcy”). On January 20, 2017, the Company and TerraForm Power, LLC (“TERP LLC”), a subsidiary of the Company, entered into a memorandum of understanding (the “MOU”) with SunEdison, TerraForm Global, Inc. (“TerraForm Global” and, together with the Company, the “Yieldcos”) and TerraForm Global, LLC (“GLBL LLC”), a subsidiary of TerraForm Global. The MOU outlines potential settlements of claims (i) between SunEdison and its affiliated debtors and non-debtors (excluding TERP and GLBL) and their respective employees, officers, directors, agents and representatives in their capacities as such (the “SunEdison Parties”), on the one hand, and the Company (for itself and on behalf of TERP LLC and TerraForm Power Operating, LLC) (collectively, “TERP”), and TERP’s employees, officers, directors, agents and representatives in their capacities as such, on the other hand (the “TERP Intercompany Claims”); and (ii) between the SunEdison Parties, on the one hand, and TerraForm Global (for itself and on behalf of GLBL LLC and TerraForm Global Operating, LLC) (collectively, “GLBL”) and GLBL' s employees, officers, directors, agents and representatives in their capacities as such, on the other hand (the “GLBL Intercompany Claims” and, together with the TERP Intercompany Claims, the “Intercompany Claims”), in each case in connection with the SunEdison Bankruptcy and including, in each case, any avoidance actions and preference claims the SunEdison Parties may have. The MOU has been approved by the respective boards of directors of the Company, SunEdison and TerraForm Global. The Company’s board of directors approved the MOU upon the recommendation of its independent members who do not also serve on the board of directors of TerraForm Global. The settlement of the Intercompany Claims are subject to the approval of the bankruptcy court in the SunEdison Bankruptcy (the “Bankruptcy Court”).

Under the MOU, the Yieldcos, TERP LLC, GLBL LLC and SunEdison will work in good faith toward agreeing to the terms of two separate settlement agreements, one for each Yieldco, as promptly as practicable on or before January 27, 2017. The Company expects that SunEdison will condition its motion for Bankruptcy Court approval of each settlement upon Bankruptcy Court approval of the other settlement agreement. In addition, TERP and SunEdison will work to document a transaction for the sale of all or part of TERP in parallel with a separate effort by GLBL and SunEdison to document a transaction for the sale of all or part of GLBL (each an “M&A Transaction”), with each M&A Transaction requiring the approval by the applicable Yieldco and SunEdison; provided such obligation to work toward the M&A Transaction terminates if the Yieldcos and SunEdison have not executed and delivered settlement agreements on or before January 27, 2017.

The MOU contains certain non-binding proposed settlement terms (the “Proposed Settlement Terms”) to resolve the complex legal relationship between the applicable Yieldco and SunEdison arising out of SunEdison’s sponsorship of such Yieldco, including, among other things, an allocation of the total consideration paid in connection with an M&A Transaction and, with certain exceptions, the full mutual release of all TERP Intercompany Claims. At the closing of the TERP M&A Transaction, in exchange for its Class B common stock of the Company, Class B units of TERP LLC, incentive distribution rights and all other interests in TERP, SunEdison would receive consideration equal to 36.9% of the total consideration paid to all of the Company’s stockholders, reflecting the settlement of TERP Intercompany Claims, cancelation of incentive distribution rights and other factors considered by the board of directors of the Company. The remaining consideration would be distributed to holders of shares of the Class A common stock of the Company. At the closing of the GLBL M&A Transaction, in exchange for its Class B common stock of TerraForm Global, Class B units of GLBL LLC, incentive distribution rights and all other interests in GLBL, SunEdison would receive consideration equal to 25.0% of the total consideration paid to all TerraForm Global stockholders, reflecting the GLBL Intercompany Claims, incentive distribution rights and other factors considered by the board of directors of TerraForm Global. The remaining consideration would be distributed to holders of shares of the Class A common stock of TerraForm Global (including SunEdison, solely in its capacity as a holder of Class A common stock of TerraForm Global immediately prior to the closing of such M&A Transaction).

The Proposed Settlement Terms are not legally binding on any party to the MOU and are subject to a number of conditions and contingencies, including each of the Yieldcos and SunEdison entering into final settlement agreements before January 27, 2017, each of the Yieldcos entering into an M&A Transaction (and all documents with respect thereto) jointly approved by the applicable Yieldco and SunEdison by April 1, 2017 and approval of each settlement agreement by the Bankruptcy Court by April 1, 2017, which date may be extended until April 15, 2017 if approval of the settlement agreements is a contested matter that SunEdison is prosecuting in good faith. The settlement agreements will automatically terminate if approval of the Bankruptcy Court is not obtained and will be terminable if the applicable jointly approved M&A Transaction terminates prior to closing or if other customary milestones are not met or termination rights are triggered. There is no assurance that the Yieldcos and SunEdison will enter into settlement agreements, and there is no assurance as to the final terms or timing of any such settlement.

Exclusivity with Brookfield Asset Management Inc.

As previously disclosed, the Company has been exploring and evaluating potential strategic alternatives to maximize stockholder value, including a merger or sale of its entire business or other business combinations or sponsorship arrangements. On January 20, 2017, the Company and TERP LLC entered into an exclusivity agreement (the “Exclusivity Agreement) with Brookfield Asset Management Inc. (“Brookfield”), which is subject to customary terms and conditions. Under the Exclusivity Agreement, subject to early termination under certain circumstances, the Company has agreed to negotiate exclusively with Brookfield in connection with a possible negotiated business combination transaction between the Company and Brookfield until the earlier of the execution of a definitive agreement for such transaction and 11:59 p.m. New York City time on February 21, 2017. There is no assurance that the Company and Brookfield will enter into a definitive agreement for a potential transaction and there is no assurance as to the form, terms or timing of any transaction even if an agreement is reached between the parties.

Cautionary Note Regarding Forward-Looking Statements.

Except for historical information in this Form 8-K, this Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to the Yieldcos and SunEdison entering into settlement agreements; the Yieldcos and SunEdison documenting or entering into an M&A Transaction; the proposed terms and timing of any settlement agreement (including the proposed allocation of the total consideration received from an M&A Transaction for the respective Yieldco and the mutual release of claims of SunEdison and the Yieldcos); the contingencies relating to approval of any settlement of claims between the Yieldcos and SunEdison, including approval by the bankruptcy court in the SunEdison Bankruptcy; and the form, terms and timing of a transaction, if any, between the Company and Brookfield. These forward-looking statements are based on current expectations as of the date of this Form 8-K and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: whether and when the Yieldcos and SunEdison are able to reach definitive settlement agreements, the terms of any such settlement agreements, whether the Bankruptcy Court would approve the terms of any such settlement agreement, whether any interested party in the SunEdison Bankruptcy would contest the terms of any such settlement agreement, whether and when the Company and Brookfield are able to reach an agreement for a sale of the Company, the terms of any such agreement, whether any such agreement would be approved by the necessary parties, as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: January 23, 2017	By:	/s/ Sebastian Deschler
	Name:	Sebastian Deschler
	Title:	Senior Vice President, General Counsel and Secretary